Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the Principal Executive Officer of EnzymeBioSystems, a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2011 and filed with the U. S. Securities and Exchange Commission ("Form 10-Q").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 16, 2011
        -----------------

                                           /s/ Ashot Martirosyan
                                           -------------------------------
                                               Ashot Martirosyan
                                               Principal Executive Officer